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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-25995, 333-62155, 333-33726, 333-54616 and 333-55866, Form S-4 No. 333-50898 and Form S-8 No.
333-56343 of Kinder Morgan Energy Partners, L.P. of our report dated March 24, 2000 on the financial statements of Red Cedar Gathering Company, included in this Current Report on Amendment No. 2 Form 8-K/A of Kinder Morgan Energy Partners, L.P. dated March 28, 2000.


/s/ ARTHUR ANDERSEN LLP

Denver, Colorado
April 4, 2001.